United States Gasoline Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(11,202,177)
Unrealized Gain (Loss) on Market Value of Futures	(54,604)
Dividend Income	1,529
Interest Income	612
ETF Transaction Fees	1,750
Total Income (Loss)	$(11,252,890)

Expenses
General Partner Management Fees	$49,137
Brokerage Commissions	4,655
NYMEX License Fee	1,228
Non-interested Directors' Fees and Expenses	903
Prepaid Insurance Expense	863
SEC & FINRA Registration Expense	775
Other Expenses	20,238
Total Expenses	77,799
Expense Waiver	(7,954)
Net Expenses	$69,845
Net Income (Loss)	$(11,322,735)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$123,586,638
Redemptions (600,000 Units)	(31,642,424)
Net Income (Loss)	(11,322,735)

Net Asset Value End of Month	$80,621,479
Net Asset Value Per Unit (1,650,000 Units)	$48.86

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502